UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) March 29, 2012


                            INDEPENDENCE ENERGY CORP.
             (Exact name of registrant as specified in its charter)

          Nevada                      000-54323                  20-3866475
(State or other jurisdiction         (Commission               (IRS Employer
      of incorporation)              File Number)            Identification No.)

3020 Old Ranch Parkway, Suite 300, Seal Beach, CA                   90740
   (Address of principal executive offices)                      (Zip Code)

                                 (562) 799-5588
              (Registrant's telephone number, including area code)

                                       n/a
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

Effective March 29, 2012, Independence Energy Corp., acquired a 5% working interest, on a seventy percent net revenue interest, in a drilling program in Coleman County, Texas. The interest was acquired from MontCrest Energy, Inc. for total consideration of $115,000.

The drilling program consists of two wells: the Vaughn-MEI #106 and the Shields-MEI #105-H prospect wells. The program operations are to take place approximately two and three miles west of the town site of Novice, Texas in
Section 29, of Block 2 of the T. & N.O. Railroad Company Survey, and Section 30, of Block 2 of the T. & N.O. Railroad Company Survey. It is expected by MontCrest Energy, Inc., that the Vaughn-MEI #106 Prospect Well will be drilled to an estimated depth of 4,650' and the Shields-MEI #105-H will be drilled as a horizontal well. Neither the Vaughn-MEI #106, nor the Shields-MEI #105-H are currently producing, but MontCrest Energy, Inc., has a history of successful operations in the region.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEPENDENCE ENERGY CORP.


/s/ Gregory C. Rotelli
-------------------------------------------
Gregory C. Rotelli
President

Date: March 30, 2012

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